UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2022

EXACT SCIENCES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35092	02-0478229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5505 Endeavor Lane
Madison, WI  53719
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (608) 284-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EXAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1.01                        Entry into a Material Definitive Agreement.
On June 29, 2022, Exact Sciences Corporation (the “Company”), through a wholly-owned special purpose entity, Exact Receivables LLC (“Exact Receivables”), entered into an accounts receivable securitization program (the “Securitization Facility”) with PNC Bank, National Association (“PNC”), as administrative agent, with a scheduled maturity date of June 29, 2024. The Securitization Facility provides Exact Receivables with up to $150.0 million of borrowing capacity, subject to maintaining certain borrowing base requirements, by collateralizing the customer accounts receivable of Exact Sciences Laboratories, LLC and Genomic Health, Inc.

PNC serves as the lender pursuant to a Loan Agreement with the Company dated November 5, 2021, under which a revolving line of credit of up to $150.0 million is available to the Company, until a scheduled termination date of November 5, 2023.

On June 29, 2022, Exact Receivables borrowed $50.0 million under the Securitization Facility.

Outstanding loans under the Securitization Facility accrue interest at a rate equal to a daily SOFR rate, a term SOFR rate or a base rate, in any case, plus an applicable margin. Additionally, Exact Receivables will pay certain fees to the agents and the lenders under the Securitization Facility.

The Securitization Facility contains certain customary representations, warranties, affirmative covenants and negative covenants, subject to certain cure periods in some cases, including the eligibility of the receivables, as well as customary reserve requirements, events of default, termination events, and servicer defaults. The Securitization Facility termination events permit the lenders to terminate the Receivables Financing Agreement upon the occurrence of certain specified events, including, among others, failure by Exact Receivables to pay amounts when due, certain defaults on other material indebtedness, certain judgments, a change of control, certain events negatively affecting the overall credit quality of transferred receivables and bankruptcy and insolvency events.

The Securitization Facility consists of, among other agreements, (i) a Receivables Financing Agreement (the “Receivables Financing Agreement”) among Exact Receivables, PNC, as administrative agent, and the lenders and other parties party thereto, (ii) a Receivables Purchase Agreement (the “Company Purchase Agreement”) among the Company and certain subsidiaries of the Company and (iii) a Receivables Purchase Agreement (the “Borrower Purchase Agreement”) among Exact Receivables and the Company. The foregoing descriptions of the Receivables Financing Agreement, the Company Purchase Agreement and the Borrower Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed herewith as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, and the terms of which are incorporated herein by reference.

2.03                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

9.01.                    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1*
Receivables Financing Agreement dated as of June 29, 2022 by and among Exact Receivables LLC, as borrower, the persons from time to time party thereto as lenders and group agents, PNC Bank, National Association, as administrative agent, Exact Sciences Laboratories, LLC, as initial servicer, and PNC Capital Markets, LLC, as structuring agent

10.2*	Receivables Purchase Agreement dated as of June 29, 2022 by and among Exact Sciences Corporation, as seller, Exact Sciences Laboratories, LLC, as initial servicer, and Exact Receivables LLC, as buyer

10.3*
Receivables Purchase Agreement dated as of June 29, 2022 by and among the entities from time to time party thereto as originators, Exact Sciences Laboratories, LLC, as initial servicer, and Exact Sciences Corporation, as buyer

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
______________
*Certain annexes to these agreements have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted annex upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION

Date: June 30, 2022	By:	/s/ Jeffrey T. Elliott
Jeffrey T. Elliott
Executive Vice President, Chief Financial Officer and Chief Operating Officer
4